Exhibit 10.3

Empire Asset Management Company

2 Rector Street, 15th Floor

New York, NY 10006

February 27, 2009

Cardium Therapeutics, Inc.

InnerCool Therapies, Inc.

Tissue Repair Company

12255 El Camino Real, Suite 250

San Diego, CA 92130

Re:	Placement Agency Agreement

Gentlemen:

The undersigned, Cardium Therapeutics, Inc., a Delaware corporation (the “Cardium”), together with its wholly-owned subsidiaries InnerCool Therapies, Inc. and Tissue Repair Company (collectively, the “Subsidiaries” and together with Cardium, the “Borrowers”) desire to offer for sale (the “Offering”) to certain “accredited investors” (each, an “Investor” and, collectively, the “Investors”) through Empire Asset Management Company (“Empire” or the “Placement Agent”) a minimum of $2,500,000 of principal amount of Senior Subordinated Secured Promissory Notes (the “Minimum Amount”) and up to a maximum of $3,500,000 of principal amount of Senior Secured Promissory Notes (the “Maximum Amount”). Each Senior Subordinated Secured Promissory Note is sometimes referred to as a “Note” and collectively as the “Notes”). In connection with its investment, Cardium will issue to the Investors warrants to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”) equal to Forty Three Percent (43%) of the Principal Amount of Notes purchased (each, a “Warrant” and collectively, the “Warrants”), subject to adjustment as further described in the Warrants. The Notes and Warrants are hereinafter collectively referred to as the “Securities.”

The offering of the Securities will be made by the Borrowers pursuant to that certain Note and Warrant Purchase Agreement, inclusive of all exhibits and schedules thereto, and all amendments, supplements and appendices thereto (the “Transaction Documents/Offering Materials”). Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Note and Warrant Purchase Agreement.

1. Agreement to Act as Placement Agent. The Borrowers hereby appoint Empire to act as their exclusive placement agent in connection with the Offering. Empire hereby agrees, as agent of the Borrowers, to solicit offers to purchase the Securities on a “reasonable efforts” basis. The Offering will commence on the date hereof and will continue until March 2, 2009, unless extended by the Borrowers and the Placement Agent until March 31, 2009 or terminated earlier as provided herein (the “Offering Period”). The

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date on which the Offering shall terminate shall be referred to as the “Termination Date.” Prior to the Termination Date, the Borrowers shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities otherwise than through the Placement Agent in accordance herewith.

2. Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Placement Agent as follows:

(a) With respect to actions taken by any Borrower, the Securities will be offered and sold pursuant to the registration exemption provided by Regulation D (“Regulation D”) as promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies Cardium that the Securities are being offered for sale. None of the Borrowers have taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. No Borrower has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D.

(b) None of the statements, documents, certificates or other items prepared or supplied by the Borrowers with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Through the Transaction Documents/Offering Materials and the SEC Reports, the Borrowers have disclosed to potential investors all facts of which the Borrowers is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, property or affairs of the Borrowers taken as a whole.

(c) Except as set forth in the Transaction Documents/Offering Materials, the Borrowers is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering to anyone other than the Placement Agent and hereby agrees to indemnify the Placement Agent from any such claim made by any other person. The Borrowers have not offered for sale or solicited offers to purchase the Securities except for negotiations with the Placement Agent. No other person has any right to participate in any offer, sale or distribution of the Borrowers’s securities to which the Placement Agent’s rights, described herein, shall apply.

(d) Immediately prior to the Closing, the Agent’s Warrants (as defined in Section 3(e) hereof) will have been duly authorized. No holder of any of the Agent’s Warrants will be subject to personal liability solely by reason of being such a holder. None of the Agent’s Warrants are subject to preemptive or similar rights of any stockholder or security holder of

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Cardium or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of Cardium. Immediately prior to the Closing, a sufficient number of authorized but unissued shares of Cardium’s Common Stock will have been reserved for issuance upon the exercise of the Agent’s Warrants.

(e) The Borrowers have all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the Securities and the Agent’s Warrants. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Borrowers’ obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(f) For the benefit of the Placement Agent, the Borrowers hereby incorporate by reference all of their representations and warranties as set forth in Section 4 of the Note and Warrant Purchase Agreement with the same force and effect as if specifically set forth herein.

3. Closing; Fees.

(a) Closing. Each prospective purchaser of Securities will be required to complete and execute one original of the Note and Warrant Purchase Agreement and the Investor Questionnaire in the forms provided to investors. All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent, if received by it, to and deposited into the escrow account (the “Escrow Account”) established for such purpose with Signature Bank, a New York State chartered bank, 261 Madison Avenue, New York NY 10016 (the “Escrow Agent”). All such funds for purchase of Securities will be held in the Escrow Account pursuant to the terms of the Escrow Agreement among Cardium, the Placement Agent and the Escrow Agent. The Borrowers will either accept or reject subscriptions for the purchase of Securities in a timely fashion and at each closing of the purchase and sale of the Securities (each, a “Closing”) will countersign the Transaction Documents and provide duplicate copies of such Transaction Documents (originals in the case of the Notes and Warrants) to the Placement Agent for distribution to the subscribers. If the Borrowers and Placement Agent has received and accepted subscriptions for the Minimum Amount prior to the Termination Date and is satisfied that the funds for such Securities have been collected and all of the conditions set forth elsewhere in this Agreement and in the Note and Warrant Purchase Agreement are fulfilled, a Closing shall be held

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promptly with respect to the Securities sold. Thereafter, the remaining Securities will continue to be offered and sold until the Termination Date. Additional Closings may from time to time be conducted at times mutually agreeable with respect to additional Securities sold. The final Closing (the “Final Closing”) shall occur within ten (10) days from the earlier of the Termination Date or the Borrowers’ acceptance of subscriptions for all Securities offered. Delivery of payment for the accepted subscriptions for Securities from the funds received in respect of such sales will be made at each Closing at such place as may be mutually agreed upon between Cardium and the Placement Agent against delivery of the Securities by the Borrowers. If subscriptions for the Minimum Amount have not been received and accepted by the Borrowers on or before the Termination Date, the Offering may be terminated by the Placement Agent and the Borrowers and no Securities will be sold, and the Escrow Agent will, at the request of the Placement Agent and Cardium, cause all monies received from purchasers for the Securities to be promptly returned to such purchasers without interest, penalty, expense or deduction.

(b) Agents Fee. Cardium will pay a cash placement fee (the “Agent’s Fee”) to the Placement Agent at each Closing equal to six percent (6%) of the aggregate gross proceeds from the sale of all Securities sold in the Offering.

(c) Agent’s Warrants. As additional compensation hereunder, at each Closing, Cardium will issue to the Placement Agent or its designees, warrants (the “Agent’s Warrants”) to purchase such number of shares of Common Stock equal to six percent (6%) of the shares of Common Stock initially issuable upon exercise of the Warrants issued at such Closing. The Agent’s Warrants shall have an exercise price equal to the exercise price contained in the Warrants and shall contain the same provisions (including adjustment provisions) as those contained in the Warrants. At the Placement Agent’s election, Cardium may issue the Agent’s Warrants all at once at the Final Closing. For the benefit of the Placement Agent, Cardium hereby incorporates by reference the registration rights provisions as set forth in Section 6 of the Purchase Agreement with the same force and effect as if specifically set forth in the Agent’s Warrants. The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”

(d) Expenses. The Borrowers shall bear all of their respective expenses in connection with the Offering as further described in section 4(a) below. Whether or not the Offering is successfully completed for any reason, Empire will be entitled, upon presentation of a written accounting therefor in reasonable detail, to prompt reimbursement of its actual, out-of-pocket expenses related to the Offering, including but not limited to fees and expenses of Empire’s legal counsel, travel expenses, and due diligence related expenditures (the “Agent Expense Reimbursement”); provided, however, that any travel expenses over five hundred dollars ($500) shall be pre-approved by Cardium prior to being incurred. The provisions of this paragraph shall survive the Final Closing and any termination of the Offering.

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(e) EI Investors Tail. Cardium shall also pay and issue to the Placement Agent the Agent’s Compensation calculated according to the percentages set forth in Sections 3(b) and (c) of this Agreement, if any person or entity to whom the Placement Agent has introduced (directly or indirectly) to Cardium during the term of this Agreement (“EI Investors”) makes a private investment in Cardium at any time prior to the date that is twelve (12) months after the termination or expiration of this Agreement regardless of whether such EI Investor purchased Securities in the Offering.

4. Covenants.

(a) Borrowers’ Expenses. Cardium shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering, the issuance of the Securities and will also pay Cardium’s own expenses for accounting fees, legal fees, escrow account fees and other costs involved with the Offering, including the printing costs, if any, of the Offering documentation. Cardium will provide at its own expense such quantities of the Transaction Documents/Offering Materials and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. Further, as promptly as practicable after the Final Closing Date, Cardium shall prepare, at its own expense, no more than four “velobound volumes” relating to the Offering and will distribute such volumes to the individuals designated by counsel to the Placement Agent.

(b) Blue Sky. Cardium will qualify the Securities for sale under the securities laws of such jurisdictions as may be mutually agreed to by Cardium and the Placement Agent, and Cardium will make such applications and furnish information as may be required for such purposes, provided, that Cardium will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities.

Cardium or its counsel will provide counsel for the Placement Agent with copies of all correspondence or other documentation filed with or received from any jurisdiction where the Securities are to be registered or qualified or offered (including, without limitation, Form D filing with the SEC). In addition, upon receipt of notification by Cardium of the qualification, registration or exemption of the Securities by an applicable jurisdiction, Cardium will promptly notify counsel for the Placement Agent in writing of such action.

In each jurisdiction where the Securities have been registered or qualified or are offered in an exempt transaction as provided above, Cardium will make and file such statements, documents, materials, and reports as are or may be required to be made or filed by Cardium by the laws of such jurisdiction.

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Cardium will promptly provide to the Placement Agent for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Placement Agent or Cardium reasonably deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the Securities are to be offered or sold.

Cardium shall place a legend on the certificates representing the Securities issued to Investors and the Agent’s Warrants stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(c) Amendments and Supplements. If, at any time prior to the Final Closing, any event shall occur which does or may materially affect the Borrowers (as a whole) or as a result of which it might become necessary to amend or supplement the Transaction Documents/Offering Materials so that the representations and warranties herein remain true, or in case it shall, in the opinion of the Placement Agent and its counsel or counsel to Cardium, be necessary to amend or supplement the Transaction Documents/Offering Materials to comply with Regulation D or any other applicable securities laws or regulations, Cardium will promptly notify the Placement Agent and shall prepare and furnish to the Placement Agent a reasonable number of copies of appropriate amendments and/or supplements in form and substance satisfactory to the Placement Agent and its counsel.

(d) Use of Proceeds. The net proceeds of the Offering will be used by Borrowers for working capital purposes only.

(e) Legal Opinion and Closing Certificates. There shall have been delivered to the Placement Agent and the Investors a signed opinion of Bell, Boyd & Lloyd, LLP, counsel to Borrowers (“Company Counsel”), dated as of each Closing Date, in form and substance reasonably satisfactory to counsel to the Placement Agent. In addition, the Placement Agent shall be entitled to receive copies of the closing certificates required to be delivered pursuant to Section 2.3 of the Note and Warrant Purchase Agreement.

(f) Financial Advisory Relationship. Reference is hereby made to section 5 of that certain placement agency agreement dated July 17, 2008 between the Placement Agent and the Company pursuant to which the Placement Agent was retained to act as the Company’s principal investment advisor and banking firm for the period through December 31, 2008. The foregoing agreement shall be amended upon consummation of the initial Closing as follows. The Company hereby retains Empire to serve as its exclusive investment banking firm commencing upon consummation of the initial Closing through July 31, 2009. In such capacity, the Company agrees to consult with Empire with respect to all of its financing needs. The Company agrees not to initiate contact or otherwise consult directly or indirectly with third party sources of capital with respect to financing matters without first consulting with Empire and obtaining Empire’s written consent to proceed with such discussions. Empire’s

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services with respect to the foregoing may include the following: (i) identifying and developing a list of potential offerees, including institutional investors to be contacted by Empire in connection with soliciting interest in the financing transaction (“Offeree List”); (ii) contacting and seeking to elicit interest from one or more parties on the Offeree List to participate in the financing transaction; (iii) coordinating inquiries from potential offerees, and assisting in the preparation of additional documents and due diligence as may be requested by potential offerees; (iv) assisting in evaluating and negotiating the terms and conditions of any transaction and (v) assistance with respect to negotiating documents and facilitation in closing the financing transaction. The Company and Empire shall negotiate in good faith to determine a mutually acceptable level of compensation with respect to the applicable financing transaction.

5. Indemnification.

(a) Each of the Borrowers will jointly and severally (i) indemnify and hold harmless the Placement Agent, its sub-agents and their respective officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Securities and (y) as a result of the breach of any representation, warranty or covenant made by the Borrowers herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, damage or liability; provided, however, that the Borrowers will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Transaction Documents/Offering Materials or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to Cardium by the Placement Agent specifically for use in the preparation thereof, or (B) any violations by the Placement Agent of any federal or state securities laws or rules and regulations thereunder or any self-regulatory organization that does is unrelated to any violation thereof by the Borrowers or any of their respective affiliates. In addition to the foregoing agreement to indemnify and reimburse, the Borrowers will jointly and severally indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any

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Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering. The foregoing indemnity agreements will be in addition to any liability which the Borrowers may otherwise have.

(b) The Placement Agent will indemnify and hold harmless each Borrower, its officers, directors, employees and each person, if any, who controls the Borrower within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Borrower or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Borrower, any of its officers, directors, employees, agents, or any person who controls the Borrower within the meaning of the Act or any third party, but only to the extent that such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Transaction Documents/Offering Materials made in reliance upon and in conformity with information contained in the Transaction Documents/Offering Materials relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to Cardium by the Placement Agent, specifically for use in the preparation thereof. The Placement Agent will reimburse the Borrowers or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 except to the extent that the indemnifying party has been actually prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are

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different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

6. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrowers on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Borrowers on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Borrowers bear to the total commissions and fees actually received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Borrowers or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Borrowers and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Borrowers and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 6. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Borrowers within the meaning of the Act will have the same rights to contribution as the Borrowers, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

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7. Due Diligence and Company Cooperation. The Borrowers shall make members of management and other employees, advisors and agents available to Empire as Empire shall reasonably request. The Borrowers shall cooperate with the Placement Agent in connection with, and shall make available to the Placement Agent, historic, current and prospective information concerning the business, assets, prospects, operations and financial condition of the Borrowers and such documents and other information as the Placement Agent shall reasonably request in connection with the services to be performed by it under this Agreement. The Borrowers recognize and confirm that the Placement Agent will use and rely, without investigation as to accuracy and completeness, on the documents and information (written and oral) provided by the Borrowers and on information available from generally recognized public sources in performing the services contemplated by this Agreement and that the Placement Agent does not assume nor have responsibility for the accuracy or completeness of such documents or information. Further, the Placement Agent does not assume any obligation to make any solvency determination or to conduct any appraisal of assets or liabilities of the Borrowers.

8. Securities Law Compliance. Each of the Borrowers and the Placement Agent agrees to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered and (b) to comply with the requirements of Rule 506 of Regulation D under the Act. Assuming the accuracy of the representations and warranties given to the Borrowers by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Act. In connection with offers made in the U.S. pursuant to Regulation D, the Borrowers and the Placement Agent agree (i) to limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Act, and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Act.

9. Termination. The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period as contemplated in Section 1 hereof (the “Expiration Date”) in the event that (a) any of the representations or warranties of the Borrowers contained herein shall prove to have been false or misleading in any material respect when made or deemed made or (b) the Borrowers shall have failed to perform any of its material obligations hereunder. This Offering may be terminated by Cardium (on behalf of the Borrowers) at any time prior to the Expiration Date in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder. In the event of any such termination under this Section 9, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (X) all Agent’s Fees earned through the Expiration Date, (Y) any accountable Agent’s Expense Reimbursement through the Expiration Date; and (Z) all amounts which may become payable in respect of EI Investors pursuant to Section 3(e) hereof.

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10. Miscellaneous.

(a) Survival. Any termination of the Offering without consummation thereof, or any termination of this Agreement by Cardium or the Placement Agent, shall be without obligation on the part of any party except that the provisions of Sections 3(d), 3(e), 4(a), 5, 6 and 10 shall survive such termination.

(b) Representations, Warranties, Indemnities and Covenants to Survive Delivery. The representations, warranties, indemnities, agreements, covenants and other statements of the Borrowers contained herein shall survive the Final Closing, if any.

(c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors, controlling persons and permitted assigns, and no other person, firm or corporation shall have any third party beneficiary or other rights hereunder.

(d) ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND AND AGREE THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA IN THE CITY OF NEW YORK, STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY

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AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS IN AN ARBITRATION PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY.

(e) Notices. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, receipt acknowledged, (ii) five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

If to Empire, to:

Empire Asset Management Company

2 Rector Street, 15th Floor,

New York, NY 10006

Attn: Gregg Zeoli

Fax: (212) 417-8229

With a copy to:

Littman Krooks LLP

655 Third Avenue, 20th Floor

New York, NY 10017

Attn: Steven D. Uslaner, Esq.

Fax: (212) 490-2990

or to such other person or address as Empire shall furnish to the Borrowers in writing.

If to the Borrowers, to:

Cardium Therapeutics, Inc.

12255 El Camino Real, Suite 250

San Diego, California 92130

Attn: Tyler Dylan, Chief Business Officer

Fax: (858) 436-1011

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with a copy to:

Bell, Boyd & Lloyd, LLP

3580 Carmel Mountain Road, Suite 200

San Diego, California 91230

Attn: Gregory F. Brucia, Esq.

Fax: (858) 509-7464

or to such other person or address as Cardium shall furnish to Empire in writing.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto pertaining to the subject matter hereof.

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[Signature page follows]

Empire Asset Management Company

February 27, 2009

If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Dated: February 27, 2009

Very truly yours,

CARDIUM THERAPEUTICS, INC.

By:	/s/ Tyler Dylan
Tyler Dylan
Chief Business Officer

TISSUE REPAIR COMPANY

By:	/s/ Tyler Dylan
Name: Tyler Dylan
Title: Chief Business Officer

INNERCOOL THEREAPIES, INC.

By:	/s/ Tyler Dylan
Name: Tyler Dylan
Title: Chief Business Officer

ACCEPTED AND AGREED TO:

EMPIRE ASSET MANAGEMENT COMPANY

By:	/s/ Gregg Zeoli
Gregg Zeoli
President & CEO